Exhibit 15.2

Deloitte, Inc.
Contadores Públicos Autorizados
RUC 16292-152-155203 D.V. 65
Torre Banco Panamá, piso 12
Avenida Boulevard y la Rotonda
Costa del Este, Panamá
Apartado 0816-01558
Panamá, Rep. de Panamá

Teléfono: (507) 303-4100
Fax: (507) 269-2386
infopanama@deloitte.com
www.deloitte.com/pa

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-201716) of Kenon Holdings Ltd. of our report dated March 29, 2018, appearing in the annual report on Form 20-F of Kenon Holdings Ltd., relating to the Combined Financial Statements of Di stribuidora de Electricidad   de Occidente,  S.A. ("DEOCSA") and Distribuidora  de Electricidad  de Oriente,  S.A. ("DEORSA")  as of December 31, 2017 and 2016 and for each of the two years then ended (such Combined Financial Statements are not separately presented in Kenon Holdings Ltd.'s annual report on Form 20-F), which report expresses an unqualified opinion and includes an explanatory paragraph referring to the recoverability of a tax receivable derived from the claim with the Guatemalan Tax Authority (Superintendencia de Administraci6n Tributaria).

/s/ Deloitte, Inc.

April 9, 2018
Panama City, Republic of Panama